Exhibit 99.1

GameStop Drives Record Sales and Earnings in 2008

Solid Increases in Sales, Operating Margins, EPS, and Cash Generation Expected in 2009

Company Plans to Open More Than 400 New Stores Worldwide

GRAPEVINE, Texas--(BUSINESS WIRE)--March 26, 2009--GameStop Corp. (NYSE: GME), the world’s largest video game and entertainment software retailer, today reported audited sales and earnings for the fourth quarter and the fiscal year ended January 31, 2009.

Daniel DeMatteo, Chief Executive Officer, stated, “In spite of the current worldwide retail environment, GameStop’s financial performance is being driven by delivering to consumers what they want: stores in a wide range of locations, knowledgeable associates and most importantly, options that provide value. Our affinity with consumers, combined with our solid business model, prudent financial management practices, expansive brand presence and strategic merchandising, allowed us to achieve a record eighth straight year of sales and earnings growth. In 2008, we opened or acquired 1,002 stores worldwide, including the acquisition of Micromania, the largest video game retailer in France.”

Fourth Quarter Financial Results

Net earnings increased 22.4% to $232.3 million in the fourth quarter of 2008, including merger-related income of $12.0 million ($7.5 million, net of tax expense) as compared to net earnings of $189.8 million in the prior year quarter.

Diluted earnings per share were $1.39, at the high end of previously announced guidance, including merger-related income of $0.05 per share, an increase of 21.9% compared to $1.14 in the prior year quarter.

Total sales for the fourth quarter increased 21.9% to $3.5 billion, in comparison to $2.9 billion in the prior year quarter. Comparable store sales increased +9.6% for the fourth quarter.

Full Year Financial Results

Net earnings increased 38.2% to $398.3 million in fiscal 2008, including debt retirement costs and merger-related expenses of $6.9 million (combined $4.4 million, net of tax benefits) as compared to net earnings of $288.3 million in fiscal 2007, including debt retirement costs of $12.6 million ($7.9 million, net of tax benefits).

Diluted earnings per share were $2.38, at the high end of previously announced guidance, including debt retirement costs and merger-related expenses of $0.02 per share, an increase of 36.0% compared to $1.75, including debt retirement costs of $0.05 per share, in fiscal 2007.

Total sales for the full year increased 24.1% to $8.8 billion, in comparison to $7.1 billion in fiscal 2007. Comparable store sales increased +12.3% for the full year.

Business Outlook

“Looking at 2009, we are confident in our ability to increase sales and earnings, generate significant cash, advance market share, and maintain a financially sound balance sheet. We have positioned GameStop to offer video game consumers worldwide the best values for gaming,” concluded DeMatteo.

Based on our expectations of continued proliferation of the hardware installed base, the upcoming new title slate, increasing consumer enthusiasm for our trade-in model, and further expansion of video games as primary, mainstream entertainment, GameStop expects 2009 to be another record year. In spite of the worldwide recession and difficult retail climate, we expect robust increases in sales, operating margins, earnings, and cash generation. As reported on February 19th, GameStop projects 2009 growth as follows:

  Total sales growth between +10.0% and +12.0%
  Comparable store sales of +4.0% to +6.0%
  Diluted earnings per share increasing +18% to +22%

During the year, we expect to generate free cash flow (a non-GAAP measure of operating cash flow less capital expenditures) of over $500 million, after having invested $170 million in capital improvements, including the opening of more than 400 new stores worldwide.

For the first quarter of fiscal 2009, the company expects comparable store sales to range from flat to +2.0%, on top of the 27% comp store sales increase from the prior year quarter when three major software titles were launched (SUPER SMASH BROS. BRAWL, MARIO KART, and GRAND THEFT AUTO IV). Sales growth will be driven by continued strong demand for all new hardware systems, including Nintendo’s DSi, and a strong slate of new video game releases, including Capcom’s STREET FIGHTER IV and RESIDENT EVIL 5 and Microsoft’s HALO WARS. Diluted earnings per share are expected to range from $0.40 to $0.42, an increase of +5.0% to +10.0% over the prior year quarter. During the course of the year, we expect comparable sales increases to vary by quarter, depending on release dates of new titles, and in consideration of the rollover effect of launch dates of titles in 2008.

For the U.S. market, we estimate that new video game software sales will increase between +5.0% and +10.0% in 2009.

Note that guidance does not include debt retirement costs or merger related expenses.

About GameStop

Headquartered in Grapevine, TX, GameStop Corp., a Fortune 500 and S&P 500 company, is the world's largest video game and entertainment software retailer. The company operates 6,207 retail stores in 17 countries worldwide. The company also operates an e-commerce site, GameStop.com, and publishes Game Informer(R) magazine, a leading multi-platform video game publication. GameStop Corp. sells new and used video game software, hardware and accessories for video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells PC entertainment software, related accessories and other merchandise. General information on GameStop Corp. can be obtained at the company's corporate website: http://www.gamestopcorp.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for fiscal 2009 and beyond, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including Nintendo's Wii; the timing of release of video game titles for next generation consoles; the risks associated with expanded international operations and the integration of recent acquisitions, including Micromania; the impact of increased competition and changing technology in the video game industry; and economic and other events that could reduce or impact consumer demand. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 2, 2008 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.gamestop.com.

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	13 weeks	13 weeks
	ended	ended
	Jan. 31, 2009	Feb. 2, 2008

Sales	$3,492,114	$2,865,585
Cost of sales	2,652,937	2,181,510

Gross profit	839,177	684,075

Selling, general and administrative
expenses	433,285	357,512
Depreciation and amortization	38,092	33,412
Merger-related expenses (income)	(12,012)	-

Operating earnings	379,812	293,151

Interest expense, net	12,331	8,390

Earnings before income
tax expense	367,481	284,761

Income tax expense	135,156	94,960

Net earnings	$232,325	$189,801

Earnings per common share:
Basic	$1.42	$1.18
Diluted	$1.39	$1.14

Weighted average common shares
outstanding:
Basic	163,812	160,980
Diluted	167,244	166,992

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	76.0%	76.1%

Gross profit	24.0%	23.9%

SG&A expenses	12.4%	12.5%
Depreciation and amortization	1.1%	1.2%
Merger-related expenses (income)	-0.4%	0.0%

Operating earnings	10.9%	10.2%

Interest expense, net	0.4%	0.3%

Earnings before income
tax expense	10.5%	9.9%

Income tax expense	3.8%	3.3%

Net earnings	6.7%	6.6%

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	52 weeks	52 weeks
	ended	ended
	Jan. 31, 2009	Feb. 2, 2008

Sales	$8,805,897	$7,093,962
Cost of sales	6,535,762	5,280,255

Gross profit	2,270,135	1,813,707

Selling, general and administrative
expenses	1,445,419	1,182,016
Depreciation and amortization	145,004	130,270
Merger-related expenses	4,593	-

Operating earnings	675,119	501,421

Interest expense, net	38,837	47,774
Debt extinguishment expense	2,331	12,591

Earnings before income
tax expense	633,951	441,056

Income tax expense	235,669	152,765

Net earnings	$398,282	$288,291

Earnings per common share:
Basic	$2.44	$1.82
Diluted	$2.38	$1.75

Weighted average common shares
outstanding:
Basic	163,190	158,226
Diluted	167,671	164,844

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	74.2%	74.4%

Gross profit	25.8%	25.6%

SG&A expenses	16.4%	16.7%
Depreciation and amortization	1.6%	1.8%
Merger-related expenses	0.1%	0.0%

Operating earnings	7.7%	7.1%

Interest expense, net	0.5%	0.7%
Debt extinguishment expense	0.0%	0.2%

Earnings before income
tax expense	7.2%	6.2%

Income tax expense	2.7%	2.1%

Net earnings	4.5%	4.1%

GameStop Corp.
Balance Sheets
(in thousands, except per share data)

	Jan. 31,	Feb. 2,
	2009	2008
ASSETS:
Current assets:
Cash and cash equivalents	$578,141	$857,414
Receivables, net	65,981	56,019
Merchandise inventories	1,075,792	801,025
Prepaid expenses and other current assets	74,512	52,778
Deferred taxes	23,615	27,481
Total current assets	1,818,041	1,794,717

Property and equipment:
Land	10,397	11,870
Buildings & leasehold improvements	454,651	378,611
Fixtures and equipment	619,845	538,738
	1,084,893	929,219
Less accumulated depreciation and amortization	535,639	417,550
Net property and equipment	549,254	511,669

Goodwill, net	1,862,107	1,402,440
Other noncurrent assets	283,188	67,065
Total assets	$4,512,590	$3,775,891

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$1,047,963	$844,376
Accrued liabilities	514,748	416,181
Total current liabilities	1,562,711	1,260,557

Other long-term liabilities	104,486	78,415
Senior fixed notes payable, net of discount	545,712	574,473
Total liabilities	2,212,909	1,913,445

Stockholders' equity:
Preferred stock - authorized 5,000 shares; no shares
issued or outstanding	--	--
Class A common stock - $.001 par value; authorized 300,000 shares;
163,843 and 161,007 shares issued and outstanding, respectively	164	161
Additional paid-in-capital	1,307,453	1,208,474
Accumulated other comprehensive income (loss)	(28,426)	31,603
Retained earnings	1,020,490	622,208
Total stockholders' equity	2,299,681	1,862,446
Total liabilities and stockholders' equity	$4,512,590	$3,775,891

Schedule I
GameStop Corp.
Sales Mix

	13 Weeks Ended		13 Weeks Ended
	Jan. 31, 2009		Feb. 2, 2008
		Percent		Percent
	Sales	of Total	Sales	of Total
Sales (in millions):

New video game hardware	$813.1	23.3%	$719.8	25.1%
New video game software	1,483.9	42.5%	1,209.0	42.2%
Used video game products	714.2	20.5%	546.7	19.1%
Other	480.9	13.7%	390.1	13.6%

Total	$3,492.1	100.0%	$2,865.6	100.0%

	52 Weeks Ended		52 Weeks Ended
	Jan. 31, 2009		Feb. 2, 2008
		Percent		Percent
	Sales	of Total	Sales	of Total
Sales (in millions):

New video game hardware	$1,860.2	21.1%	$1,668.9	23.5%
New video game software	3,685.0	41.9%	2,800.7	39.5%
Used video game products	2,026.6	23.0%	1,586.7	22.4%
Other	1,234.1	14.0%	1,037.7	14.6%

Total	$8,805.9	100.0%	$7,094.0	100.0%

Schedule II
GameStop Corp.
Gross Profit Mix

	13 Weeks Ended		13 Weeks Ended
	Jan. 31, 2009		Feb. 2, 2008
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$44.2	5.4%	$37.6	5.2%
New video game software	308.0	20.8%	257.6	21.3%
Used video game products	331.5	46.4%	262.2	48.0%
Other	155.5	32.3%	126.7	32.5%

Total	$839.2	24.0%	$684.1	23.9%

	52 Weeks Ended		52 Weeks Ended
	Jan. 31, 2009		Feb. 2, 2008
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$112.6	6.1%	$108.2	6.5%
New video game software	768.4	20.9%	581.7	20.8%
Used video game products	974.5	48.1%	772.2	48.7%
Other	414.6	33.6%	351.6	33.9%

Total	$2,270.1	25.8%	$1,813.7	25.6%

CONTACT:
Media Contact:
Chris Olivera
Vice President,
Corporate Communications
GameStop Corp.
(817) 424-2130
or
Investor Contact:
Matt Hodges
Director,
Investor Relations
GameStop Corp.
(817) 424-2130